UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 25, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

            On June 25, 2005, R.S. Services, Inc., a wholly-owned subsidiary of Host America Corporation, entered into a license agreement with TEGG Corporation.  TEGG, headquartered in Pittsburgh, Pennsylvania, has developed a comprehensive system for diagnostic testing, servicing and maintaining of electrical distribution systems in business and industry.  TEGG provides its services through a network of licensed or franchised electrical contractors, of which R.S. Services is now a member by virtue of the license agreement.

            The license agreement provides that R.S. Services is authorized to provide TEGG services and utilize TEGG’s proprietary systems in the geographic location specified in the license agreement, which primarily consists of the Tulsa, Oklahoma metropolitan area.  Pursuant to the license agreement, TEGG will provide R.S. Services with training, business recommendations, access to TEGG’s proprietary systems and methods, computer software and account referrals.  R. S. Services will pay TEGG an initial license fee of $84,000 and monthly royalty payments according to the schedule set forth in the license agreement.  The license agreement is for a period of 6 years.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

            On June 28, 2005, Host issued a press release announcing the execution of the TEGG license agreement described in Item 1.01 of this report.  A copy of this press release is attached as Exhibit 99 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description

99	Press Release dated June 28, 2005

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: June 28, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer

HOST AMERICA CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99	Press Release dated June 28, 2005